UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 25, 2008
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-08733 (Commission File Number)	85-0212139 (IRS Employer Identification No.)

1 West Wetmore Road, Suite 203 Tucson, Arizona (Address of principal executive offices)	85705 (Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item	Description
1.01	Entry Into a Material Definitive Agreement
9.01	Financial Statements and Exhibits

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry Into a Material Definitive Agreement

On November 25, 2008, Nord Resources Corporation ("Nord") entered into an extension agreement (the "Extension Agreement") with JC Rock LLC ("JC Rock") in order to extend the term of the Agreement for Purchase and Sale of Waste Rock from the Johnson Camp Mine dated February 25, 2004 (the "Agreement"). The following summary of the Extension Agreement does not purport to be complete and is qualified in its entirety by reference to the Extension Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Pursuant to the terms of the Extension Agreement, JC Rock may continue to process and sell Waste Rock from the Johnson Camp Mine through January 31, 2009. Further, JC Rock may continue to sell Waste Rock only in the ordinary course of business and will not liquidate or otherwise hold a "fire sale" of the Waste Rock. Upon termination of the Agreement JC Rock will stop selling the Waste Rock and all Waste Rock will remain the property of Nord. All other terms and conditions of the Agreement will remain in full force and effect.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.
Exhibit	Description
10.1	Fourteenth Amendment to the Agreement for Purchase and Sale of Waste Rock from the Johnson Camp Mine dated November 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORD RESOURCES CORPORATION
DATE: November 26, 2008	By: /s/ Wayne M. Morrison Wayne M. Morrison Chief Financial Officer